THE FINANCE COMPANY OF PENNSYLVANIA

BY-LAWS

(Amended through May 11, 2016)

ARTICLE I

Shareholders Meetings

SECTION 1. The Annual Meeting. The Annual Meeting of the shareholders of the Company shall be held each year at such time and place in the City of Philadelphia on a business day during the month of April as may be fixed by the Board of Directors from time to time, for the purpose of electing directors and for the transaction of such other business as may be properly brought before the meeting.

SECTION 2. Special Meetings. Special meetings of the shareholders shall be held at the registered office of the Company, or at such other place as the Board of Directors may designate in the notice of any such meeting, and may be called at any time by order of the President or the Board of Directors or by the holders of not less than one-fifth of all the shares outstanding and entitled to vote at the particular meeting.

SECTION 3. Notices. Written notice of every meeting of the shareholders shall be given, by or at the direction of the person or persons authorized to call the meeting, to each shareholder of record entitled to vote at the meeting at least ten (10) days prior to the day named for the meeting. Notice of each special meeting shall state the purpose or purposes for which such meeting is called. The business transacted at all special meetings shall be confined to the purpose stated in the call.

SECTION 4. Quorum. A shareholders meeting duly called shall not be organized for the transaction of business unless a quorum is present. The presence in person or by proxy of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum. The shareholders present in person or by proxy at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

SECTION 5. Adjournments. Adjournment or adjournments of any annual or special meeting at which a quorum is present may be taken by affirmative vote of a majority of the shares present, or represented at such meeting to such time as they may determine, but any meeting at which directors are to be elected shall be adjourned only from day to day until such directors have been elected.

SECTION 6. Proxies. Every holder of record of shares entitled to vote at any meeting shall have the right to one vote for every such share standing in his name on the books of the Company. Every shareholder may vote in person or by proxy. Every Proxy shall be executed in writing by the shareholder or by his duly authorized attorney in fact, and filed with the Secretary of the Company.

SECTION 7. Voting. Elections for directors need not be by ballot except upon demand made by a shareholder at the election and before the voting begins. In all elections for directors, every shareholder entitled to vote shall have the right, in person or by proxy, to multiply the number of votes to which he may be entitled by the number of directors to be elected and he may cast the whole number of such votes for one candidate or he may distribute them among any two or more candidates. The candidates receiving the highest number of votes up to the number of directors to be elected shall be elected.

SECTION 8. Requirements for Nominations and Proposals by Shareholders.

A. Nominations of persons for election to the Board of Directors and any other proposal of business to be considered by the shareholders may be made at an Annual Meeting or special meeting of the shareholders (i) pursuant to the Company’s notice of meeting; (ii) by or at the direction of the Directors; or (iii) by any shareholder of the Company (for the avoidance of doubt, the person must be a shareholder of the Company) who was a shareholder of record both at the time of giving of notice provided for in this Section 8 and at the time of the Annual Meeting or special meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 8.

B. Shareholder nominations of persons for election to the Board of Directors will be disregarded if any such person to be nominated (1) is an “interested person” of the Company (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) if the election of such person would cause the Board of Directors of the Company to be comprised of less than a majority of persons who are not “interested persons” (as defined in the 1940 Act) of the Company; (2) is ineligible to serve as a Director of the Company under Section 9 of the 1940 Act; or (3) would cause the Board to violate the 1940 Act’s board composition requirements or any other 1940 Act requirement if such person were to be elected to the Board. Any questions regarding a person’s eligibility to serve on the Board of Directors in accordance with the requirements set forth in this paragraph will be referred to the Company’s outside legal counsel for review and such counsel’s determination shall be binding on the Company and the shareholders.

C. For nominations for election to the Board of Directors or other business to be properly brought before an Annual Meeting or special meeting by a shareholder pursuant to clause (iii) of Section 8(A), the shareholder must have given timely notice thereof in writing (the “Shareholder Notice”) to the Secretary of the Company. Unless a greater or lesser period is required under applicable law, to be timely, the Shareholder Notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 100 days nor more than 150 days prior to the Annual Meeting or special meeting at which the nomination or other business is proposed to be brought before shareholders. In no event shall the adjournment or postponement of an Annual Meeting or special meeting to a later date or time commence a new time period for the giving of a shareholder's notice as described above.

D. Any shareholder desiring to nominate any person or persons (as the case may be) for election as a Director or Directors of the Company shall deliver, as part of such Shareholder Notice: (i) a statement in writing setting forth (A) the name, age, date of birth, business address, residence address and nationality of the person or persons to be nominated; (B) the number of shares of the Company owned, of record or beneficially, by each such person or persons, as reported to such shareholder by such nominee(s) and the number of shares of the Company for which the shareholder and its affiliates, agents and control persons have the authority or power to vote at a Company shareholder meeting; (C) any other information regarding each such person required by paragraphs (a), (d), (e) and (f) of Item 401 of Regulation S-K and Item 22 of Rule 14a-101 (Schedule 14A) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (or any successor provision thereto); (D) any other information regarding the person or persons to be nominated that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of Directors pursuant to Section 14 of the Exchange Act and Section 20 of the 1940 Act and the rules and regulations promulgated under both Acts; (E) representations that any person to be nominated (1) is not an “interested person” of the Company (as defined in the 1940 Act) and (2) is not ineligible to serve as a Director of the Company under Section 9 of the 1940 Act, (F) all information regarding each nominee that is necessary for the Company and the Company’s outside legal counsel to verify that each such nominee (1) is not an “interested person” of the Company (as defined in the 1940 Act), including all information regarding any potential conflicts of interest each nominee may have with the Company and its service providers, and (2) is not ineligible to serve as a Director of the Company under Section 9 of the 1940 Act; and (ii) the written and signed consent of the person or persons to be nominated to be named as nominees in a Company proxy statement and to serve as a Director if elected. In addition, the Board of Directors (in consultation with the Company’s outside legal counsel) may require any proposed nominee to furnish such other information as they may reasonably require or deem necessary to determine the eligibility of such proposed nominee to serve as a Director and may require any proposed nominee to meet with the Board of Directors for an in-person interview prior to such nominee’s inclusion in the Company proxy statement.

E. Without limiting the foregoing, any shareholder who gives a Shareholder Notice of any matter proposed to be brought before a shareholder meeting (whether or not involving nominees for Directors) shall deliver, as part of such Shareholder Notice: (i) the description of and text of the proposal to be presented; (ii) a detailed, written statement of the reasons why such shareholder favors the proposal and why the proposal is in the best interests of the Company and all of its shareholders; (iii) such shareholder’s name and address as they appear on the Company’s books; (iv) any other information relating to the shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies with respect to the matter(s) proposed pursuant to Section 14 of the Exchange Act and Section 20 of the 1940 Act and the rules and regulations promulgated under both Acts; (v) the number of shares of the Company owned, of record or beneficially, by each such person or persons, as reported to such shareholder by such nominee(s) and the number of shares of the Company for which the shareholder and its affiliates, agents and control persons have the authority or power to vote at a Company shareholder meeting; (vi) any material interest of such shareholder in the matter proposed (other than as a shareholder); (vii) a representation that the shareholder intends to appear in person or by proxy at the shareholder meeting to act on the matter(s) proposed; (viii) if the proposal involves nominee(s) for Directors, a description of all arrangements or understandings (and potential conflicts of interest) between the shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the shareholder; and (ix) in the case of a shareholder (a “Beneficial Owner”) that holds shares entitled to vote at the meeting through a nominee or “street name” holder of record, evidence establishing such Beneficial Owner’s indirect ownership of, and entitlement to vote, shares at the meeting of Shareholders. As used in this Section 8(E), shares “beneficially owned” shall mean all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act.

F. The person presiding at any Annual Meeting or special meeting (in consultation with the Company’s outside legal counsel), in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Section 8 and, if not so given, shall direct and declare at the meeting that such nominees and other matters shall not be considered.

G. Nothing in this Section 8 shall be deemed to affect any right of a shareholder to request inclusion of a proposal in, nor the right of the Company to omit a proposal from, the Company’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

SECTION 9. Judges of Election.

A. In advance of any meeting of shareholders, the Board of Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election be not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy, shall make such appointment at the meeting. The number of judges shall be one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed. No person who is a candidate for office shall act as a judge.

B. In case any person appointed as judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting, or at the meeting by the person or officer acting as chairman.

C. The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count, and tabulate all votes, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability, and as expeditiously as is practical. If there be three judges of election, the decision, acts or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

D. On request of the chairman of the meeting, or of any shareholder or his proxy, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

SECTION 10. Voting Lists. The Secretary or other officer or agent having charge of the transfer books for shares of the Company, shall make at least five days before each meeting of shareholders, a complete list of shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the principal office of the Company, and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

ARTICLE II

Board of Directors

SECTION 1. Powers, Election and Eligibility. The Board of Directors shall have full power to conduct, manage, and direct the business of the Company, and all powers of the Company, except those specifically reserved or granted to the shareholders by law, by the Articles, or by these By-Laws, are hereby granted and vested in the Board of Directors.

SECTION 2. Number and Term of Office. The number of Directors of the Company shall be fixed from time to time by a written instrument signed, or by resolution approved at a duly constituted meeting, by a majority of the Board of Directors.

The Board of Directors shall be divided into three classes in respect to their terms of office. The terms of Directors shall be so staggered that each class of Directors shall be as nearly equal in number as possible. The term of office of at least one class of Directors shall expire each year.

As of the date of these By-Laws, amended through May 11, 2016, the terms of offices of the Directors shall expires as follows: (1) The term of office of Herbert S. Riband, Jr., Peter Bedell and Charles E. Mather IV shall expire at the 2019 Annual Meeting of shareholders; (2) the term of office of Charles E. Mather III and Henry F. Reichner shall expire at the 2017 Annual Meeting of shareholders; and (3) the term of office of Jonathan D. Scott and Brendan H. O’Malley shall expire at the 2018 Annual Meeting of shareholders.

Directors shall hold office for the term for which they are elected and until their successors shall have been elected and qualified, unless otherwise provided by applicable law.

Directors shall be natural persons of full age, but need not be residents of the Commonwealth of Pennsylvania or shareholders in the Company. A Director may also be a salaried officer or employee of the Company.

SECTION 3. Vacancies. Vacancies in the Board of Directors, occurring by reason of an amendment to the By-Laws increasing the number of Directors, or by reason of resignation, disqualification, removal, death or otherwise, shall be filled by a majority of the remaining members of the Board through less than a quorum; and each person so elected shall be a Director until the next annual meeting of the shareholders and until his successor shall have been elected and qualified unless otherwise provided by applicable law.

SECTION 4. Quorum. A majority of the Directors in office shall be necessary to constitute a quorum for the transaction of business, other than the filling of vacancies as hereinbefore provided in Section 3 of this Article II, but if a quorum is not present the Directors present may adjourn the meeting to such time and place as they may determine. The acts of a majority of the Directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors; provided that if all the Directors shall severally or collectively consent in writing to any action to be taken by the Company, such action shall be as valid corporate action as though it had been authorized at a meeting of the Board of Directors.

SECTION 5. Regular Meetings. Regular meetings of the Board of Directors shall be held on the second Wednesday in each month or on such other day and at such place or places within or without the Commonwealth of Pennsylvania and at such time as the Board of Directors shall determine, except that the regular meeting in April shall be held immediately following the annual meeting of shareholders of the Company as set forth in Section 1 of Article I of these By-Laws.

SECTION 6. Special Meetings. Special meetings of the Board of Directors shall be held at such time and place as shall be designated in the notice calling said meeting. Special meetings shall be called by the Secretary at the direction of the President or of a majority of the Directors in office. Written notice of the time, place and purpose of every special meeting shall be given to each Director at least one day prior to the day named for the meeting.

SECTION 7. Compensation of Directors. Directors may, by resolution of the Board, receive a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and for attendance at any meeting of any committee appointed by the Board; provided, that nothing herein contained shall be construed to preclude any Director from serving the Company in any other capacity and receiving compensation therefor.

SECTION 8. Record Dates. The Board of Directors may fix in advance a date, not more than seventy (70) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for allotment of rights, or the date when any change or conversion, or exchange of shares shall go into effect, as a record date, for the determination of the shareholders entitled to receive notice of and to vote at any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of shares.

SECTION 9. Contributions. The Board of Directors may make contributions from the income of the Company for public and charitable purposes authorized by the laws of the Commonwealth of Pennsylvania in such amounts as may from time to time be approved by the Board, not exceeding, however, in total amount in any one taxable year an amount equivalent to 1% of the Company’s earned surplus as of the end of the preceding taxable year.

ARTICLE III

Notice of Meetings

SECTION 1. Notice. Whenever written notice is required by law or by the By-Laws to be given to any director or shareholder, it may be given to such person either personally or by sending a copy thereof through the mail or by telegram, charges prepaid, to his address appearing on the books of the Company, or supplied by him to the Company for the purpose of notice. If the notice is sent by mail or by telegram, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for the transmission to such person. Such notice shall specify the place, day and hour of the meeting, and in the case of a special meeting the general nature of the business to be transacted.

SECTION 2. Waiver of Notice. Whenever any written notice is required to be given by law or by the By-Laws to any Director or shareholder, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting.

ARTICLE IV

Officers and Agents

SECTION 1. Officers. The executive officers of the Company shall be a President, one or more Vice Presidents, a Treasurer and a Secretary, and, at the discretion of the Board of Directors, a Chairman of the Board, all of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary.

The Board of Directors may appoint a Comptroller and such other officers as they shall deem necessary, who shall have such authority and shall perform such duties as from time to time may be prescribed by the Board of Directors.

All officers and agents shall be subject to removal at any time by affirmative vote of a majority of the Directors in office. All agents and employees, other than officers appointed by the Board of Directors, shall hold office at the discretion of the officer appointing them.

SECTION 2. Powers and Duties of the President. The President shall be the chief executive officer of the Company and shall have general direction and supervision of all of the business of the Company, and shall perform all acts incidental to his office as prescribed by the Board. He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, shall preside at all meetings of the Board of Directors.

Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Company to attend and to act and to vote at any meeting of shareholders of any corporation in which the Company may hold shares, and at any such meeting shall possess and may exercise any and all rights, and powers incident to the ownership of such shares, which, as the owner thereof, the Company might have possessed and exercised if present. The Board of Directors, by resolution, from time to time, may confer like powers upon any other person or persons.

SECTION 3. Vice Presidents. Each Vice President shall have such powers and perform such duties as may be assigned to him by the Board of Directors or the President.

SECTION 4. Powers and Duties of the Treasurer. The Treasurer shall have custody of all the funds and securities of the Company which may have come into his hands; when necessary or proper he shall endorse on behalf of the Company for collection, checks, notes and other instruments, and shall deposit the same to the credit of the Company in such bank or banks as the Board of Directors may designate as depositories for funds of the Company; he shall sign receipts and vouchers for payments made to the Company; jointly with such other officers as may be designated by the Board of Directors, he shall sign checks drawn by the Company, and shall disburse the same; he shall sign with the President, or such other person or persons as may be designated for the purpose by the Board of Directors, promissory notes of the Company and shall accept drafts or bills of exchange drawn in the Company. Whenever required by the Board of Directors he shall render a statement of his cash account; he shall enter regularly, in books of account to be kept by him for that purpose, full and accurate accounts of all moneys received and paid by him on account of the Company; he shall, at all reasonable times, exhibit his books and accounts to any Director of the Company upon application at the principal office of the Company during business hours; he shall perform all acts incident to the position of Treasurer; and he shall give a bond for the faithful discharge of his duties, in such sum as the Board of Directors may require.

SECTION 5. Assistant Treasurers. The Board of Directors may appoint one or more than one Assistant Treasurer. Each Assistant Treasurer shall have such power and shall perform such duties as may be assigned to him by the Board of Directors, or delegated to him by the Treasurer.

SECTION 6. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors, and the minutes of all meetings of the shareholders, and also (unless otherwise directed by the Board of Directors) the minutes of all committees, in books provided for that purpose; he shall attend to the giving of all notices required to be given by the Company; he may sign, with the President, contracts in the name of the Company and affix the seal of the Company thereto; he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to the examination of any Director, upon application at the office of the Company during business hours; and he shall in general perform all the duties incident to the office of Secretary.

SECTION 7. Assistant Secretaries. The Board of Directors may appoint one or more than one Assistant Secretary. Each Assistant Secretary shall have such powers and shall perform such duties as may be assigned to him by the Board of Directors or delegated to him by the Secretary.

ARTICLE V

Indemnification of Directors and Officers

SECTION 1. Each Director and officer (and his heirs, executors, and administrators) shall be indemnified by the Corporation against reasonable costs and expenses incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a Director or officer of the Corporation, except in relation to any action, suits or proceedings in which he has been adjudged liable because of negligence or misconduct, which shall be deemed to include willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. In the absence of an adjudication which expressly absolves the Director or officer of liability to the Corporation or its stockholders for negligence and misconduct, within the meaning thereof as used herein, or in the event of a settlement, each Director and officer (and his heirs, executors and administrators) shall be indemnified by the Corporation against payments made, including reasonable costs and expenses, provided that such indemnity shall be conditioned upon the prior determination by a resolution of two-thirds of those members of the Board of Directors of the Corporation who are not involved in the action, suit or proceeding that the Director or officer has no liability by reason of negligence or misconduct, within the meaning thereof as used herein, and provided further that if a majority of the members of the Board of Directors of the Corporation are involved in the action, suit, or proceeding, such determination shall have been made by a written opinion of independent counsel. Amounts paid in settlement shall not exceed cost, fees and expenses which have been reasonably incurred if the action, suit or proceeding had been litigated to conclusion. (Such determination by the Board of Directors or by independent counsel, and the payments of amounts by the Corporation on the basis thereof shall not prevent a stockholder from challenging such indemnification by appropriate legal proceedings on the grounds that the person indemnified was liable to the Corporation or its security holders by reason of negligence or misconduct, within the meaning thereof as used herein.) The foregoing rights and indemnification shall not be exclusive of any other rights to which the officers and Directors may be entitled according to law.

ARTICLE VI

Capital Stock

SECTION 1. Certificates. The certificates for shares of the capital stock of the Company shall be numbered and registered as they are issued. They shall be signed by the President or any Vice President and by the Treasurer or an Assistant Treasurer and shall have the corporate seal impressed thereon, provided, that the signatures and seal, or any of them, required to be affixed to any share certificate, may be executed in facsimile, engraved or printed, if such certificate is signed or countersigned by a transfer agent or an assistance transfer agent and by a registrar, or assistant registrar.

SECTION 2. Transfer on Books. Transfers of shares shall be made on the books of the Company only by the person named in the share certificate as holder or by his duly constituted attorney and upon surrender and cancellation of such certificate.

SECTION 3. Regulations. The Board of Directors may make such rules and regulations as it may deemed expedient concerning the issue, transfer and registration of the share certificates, and may appoint a transfer agent or agents and registrar or registrars for each or any class of shares.

SECTION 4. Lost or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates, heretofore issued by the corporation, alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such a manner as it shall require and/or give the corporation a bond in such sum and with such surety of sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

SECTION 5. Purchase or Redemption. The Board of Directors may from time to time establish the terms and conditions pursuant to which the Company may purchase or redeem its own shares, if offered for repurchase or redemption.

SECTION 6. Issuance or Re-Issuance. The Board of Directors may from time to time issue or re-issue common stock of the Company, or any part thereof, for such consideration and upon such other terms and conditions as they may fix from time to time.

ARTICLE VII

Executive Committee

SECTION 1. Membership. The Board of Directors, by resolution duly adopted, may appoint an Executive Committee consisting of at least three Directors. A majority of the members of the Executive Committee shall constitute a quorum. Each member of the Executive Committee shall continue to be a member thereof until the expiration of his term of office as a Director, unless otherwise ordered by the Board of Directors.

SECTION 2. Vacancies. The Executive Committee may fill any vacancy in the Committee by the election of a member of the Board, subject to the confirmation by the Board at its next meeting, and in the event of protracted absence of any member of the Executive Committee, the Committee may in its discretion appoint a member of the Board to fill the place of such absent member to serve during his absence.

SECTION 3. Meetings. The Executive Committee shall meet at such time and place as the said Committee shall from time to time determine. Meetings shall be held on the call of the President or any two members of the Executive Committee at such time and place as may be stated in the call for any such meeting.

The acts of a majority of the members of the Executive Committee present at a meeting at which a quorum of the Committee is present shall be the acts of the Committee; provided, that if all of the members of the Executive Committee shall severally or collectively consent in writing to any action to be taken by the Company, such action shall be as valid corporate action as though it had been authorized at a meeting of the Committee.

SECTION 4. Powers. During intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise all of the powers of the Board of Directors in the management of the affairs of the Company, including the purchase and sale of property and securities and the execution of legal instruments with or without corporate seal, in such manner as said Committee shall deem to be in the best interest of the Company, in all cases in which specific directions shall not have been given by the Board of Directors.

The Executive Committee shall keep a record of its proceedings and report the same to the next meeting of the Board.

SECTION 5. Compensation. The members of the Executive Committee shall be paid such compensation for their services as members of said Committee, as the Board of Directors may from time to time determine.

ARTICLE VIII

Miscellaneous

SECTION 1. Registered Office. The registered office of the Company in the Commonwealth of Pennsylvania shall be 7 East Lancaster Avenue, Ardmore, Montgomery County, Pennsylvania, 19003, provided that the location of the registered office may be changed from time to time by the vote of a majority of the Board of Directors in office and the filing of a statement of such change with the Department of State.

SECTION 2. Corporate Seal. The Board of Directors shall provide a suitable seal, containing the name of the Company, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors, a duplicate of the seal may be kept and be used by the Treasurer or by an Assistant Secretary or any Assistant Treasurer. Said seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or otherwise reproduced.

SECTION 3. Execution of Instruments. Except as otherwise authorized in the By-Laws, all checks, drafts, bills of exchange and acceptances, notes or other obligations or evidences of indebtedness, and all deeds, conveyances, bills of sale, assignments or other instruments of transfer and all other instruments in writing of any nature, shall be signed, executed, accepted, endorsed, verified, acknowledged and delivered by such officer or officers or other person or persons as the Board of Directors may from time to time direct. Except where provision for the manner of execution thereof is specifically made in the By-Laws, the Board of Directors at its discretion may authorize the execution of the signature of any such officer or person in facsimile in lieu of his signature in person.

SECTION 4. Amendments. Except as otherwise required by law, the Board of Directors shall have power to make, amend and repeal the By-Laws of the Company, by vote of a majority of all of the Directors in office, at any regular or special meeting of the Board, provided that notice of intention to make, amend or repeal the By-Laws in whole or in part shall have been given at the next preceding meeting; or without any such notice, by a vote of two-thirds of all of the Directors in office. Such action by the Board of Directors is subject, however, to the general right of the shareholders to amend or repeal any provision of the By-Laws whether made, amended, repealed or added to by the Board of Directors or otherwise.

ARTICLE IX

Emergency By-Laws

SECTION 1. When Operative. The emergency by-laws provided by the following sections shall be operative during any emergency resulting from warlike damage or an attack on the United States or any nuclear or atomic disaster, notwithstanding any different provision in the preceding sections of the By-Laws or in the Articles of Incorporation of the Company or in the Pennsylvania Business Corporation Law. To the extent not inconsistent with the emergency by-laws, the By-Laws provided in the preceding sections shall remain in effect during such emergency and upon termination of such emergency the emergency by-laws shall cease to be operative unless and until another such emergency shall occur.

SECTION 2. Meetings. During any such emergency:

(a) Any meeting of the Board of Directors may be called by any Director. Whenever any officer of the Company who is not a Director has reason to believe that no Director is available to participate in a meeting, such officer may call a meeting to be held under the provisions of this section.

(b) Notice of each meeting called under the provisions of this section shall be given by the person calling the meeting or at his request by any officer of the Company. The notice shall specify the time and the place of the meeting, which shall be the head office of the Company at the time if feasible and otherwise any other place specified in the notice. Notice need be given only to such of the Directors as it may be feasible to reach at the time and may be given by such means as may be feasible at the time, including publication or radio. If given by mail, messenger, telephone or telegram, the notice shall be addressed to the Director at his residence or business address or such other place as the person giving the notice shall deem suitable. In the case of meetings called by an officer who is not a Director, notice shall also be given similarly, to the extent feasible, to the persons named on the list referred to in part (c) of this section. Notice shall be given at least two (2) days before the meeting if feasible in the judgment of the person giving the notice and otherwise the meeting may be held on any shorter notice he shall deem suitable.

(c) At any meeting called under the provisions of this section, the Director or Directors present shall constitute a quorum for the transaction of business. If no Director attends a meeting called by an officer who is not a Director and if there are present at least three of the persons named on a numbered list of personnel approved by the Board of Directors before the emergency, those present (but not more than the five (5) appearing highest in priority on such list) shall be deemed Directors for such meeting and shall constitute a quorum for the transaction of business.

SECTION 3. Lines of Succession. The Board of Directors, during as well as before any such emergency, may provide, and from time to time modify, lines of succession in the event that during such emergency any or all officers or agents of the Company shall for any reason be rendered incapable of discharging their duties.

SECTION 4. Offices. The Board of Directors, during as well as before any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers to do so.

SECTION 5. Liability. No officer, Director or employee acting in accordance with these emergency by-laws shall be liable except for willful misconduct.

SECTION 6. Repeal or Change. The emergency by-laws shall be subject to repeal or change by action of the Board of Directors or by action of the shareholders, except that no such repeal or change shall modify the provisions of the next preceding section with regard to action or inaction prior to the time of such repeal or change.